UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 17, 2023 (August 11, 2023)

HEALTHCARE AI ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Cayman Islands	001-41145	98-1585450
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 The Green Ste 15614

Dover DE 19901

(Address of principal executive offices, including zip code)

(917) 446-0469

Registrant’s telephone number, including area code:

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share and one-half of one Redeemable Warrant	HAIAU	The NasdaqStock Market, LLC

Class A Ordinary Share, par value $0.0001 per share	HAIA	The Nasdaq Stock Market, LLC

Warrant, each whole warrant exercisable for one Class A Ordinary Share for $11.50 per share	HAIAW	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 11, 2023, Healthcare AI Acquisition Corp. (the “Company”) held an extraordinary general meeting (the “Special Meeting”). As approved by its shareholders at the Special Meeting, the following proposal was approved as a special resolution, giving the Company the right to extend the date by which it has to complete a business combination to December 14, 2024 with no additional amounts to be deposited into the Company’s trust account (the “Trust Account”), held by Continental Stock Transfer & Trust Company (the “Extension Amendment Proposal”).

Item 5.07. Submission of Matters to a Vote of Security Holders.

On August 11, 2023, the Company held the Special Meeting. On July 21, 2023, the record date for the Special Meeting, there were 7,128,727 ordinary shares entitled to be voted at the Special Meeting. This includes 7,128,726 Class A Shares, and one Class B Shares (together being the issued and outstanding ordinary shares of the Company, referred to as the “Shares”). At the Special Meeting, 5,986,086 or 84.4% of such Shares were represented in person or by proxy.

The final results for each of the matters submitted to a vote of the Company’s shareholders at the Special Meeting are as follows:

1.	Extension Amendment Proposal

Shareholders approved the proposal to amend the Company’s Articles of Association as a special resolution, giving the Company the right to extend the date by which it has to complete a business combination to December 14, 2024 with no additional amounts being deposited into the Company’s Trust Account. Approval of the Extension Amendment Proposal required a special resolution under Cayman Islands law, being a resolution passed by a majority of not less than two-thirds (2/3) of such holders of the issued and outstanding Ordinary Shares voted in person or by proxy at the Extraordinary General Meeting or any adjournment thereof. The Extension Amendment Proposal received the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
5,971,266	14,820	0	0

Item 8.01. Other Events.

In connection with the shareholders’ vote at the Special Meeting of Shareholders held by the Company on August 11, 2023, 1,146,276 shares were tendered for redemption. As a result, approximately $12,302,385 (approximately $10.73 per share) will be removed from the Company’s Trust Account to pay such holders, without taking into account additional allocation of payments to cover any tax obligation of the Company since that date. Following redemptions, the Company will have 591,851 Class A Shares outstanding, and one Class B Share outstanding, and approximately $6,352,029 will remain in the Company’s Trust Account.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits:

Exhibit No.	Description

3.1	Amendment to Amended and Restated Memorandum of Association and Articles of Association
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHCARE AI ACQUISITION CORP.

Dated: August 17, 2023	By:	/s/ Zikang Wu
Name: Zikang Wu
Title: Chief Executive Officer

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